PROMISSORY NOTE

$1,080,000                                        September 24, 1996
(Financed Amount)


     FOR VALUE RECEIVED, SWEETHEART CUP COMPANY INC., a Delaware corporation (the "Borrower"), promises to pay to the order of DEPARTMENT OF BUSINESS AND ECONOMIC DEVELOPMENT, one of the principal departments of the State of Maryland (the "Department"), the principal sum of $1,080,000 (the "Loan") or so much as has been disbursed to the Borrower under the terms of a Loan Agreement of even date herewith between the Borrower and the Department (the "Loan Agreement"), together with interest thereon at the rate or rates hereafter specified and any and all other sums which may be owing to the Department by the Borrower pursuant to this Promissory Note (the "Note"). All terms used herein that are defined in the Loan Agreement have the meanings given such terms in the Loan Agreement, unless the context clearly indicates a contrary meaning herein. The following terms shall apply to this Note.

     1.   Interest.  The unpaid principal balance outstanding from time to time
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pursuant to this Note shall bear interest at the rate of 6 percent per annum.

     2.   Calculation of Interest.  Interest shall be calculated on the basis of
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three hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid balance hereunder.

     3.   Repayment.
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          a.   Commencing on the date of initial disbursement of Loan proceeds under the Loan Agreement (the "Initial Disbursement"), and continuing to December 31, 1997 (the "Deferral Period"), interest shall accrue on the principal balance of the Loan, but the Borrower's payment of such accrued interest shall be deferred during the Deferral Period;

          b. Subsequently, commencing on January 1, 1998 and continuing on the same day of each succeeding third month to and including the day which is 120 months after Initial Disbursement (the "Non-Deferral Term"), the Borrower shall make equal quarterly installments, each consisting of (i) a payment of principal; (ii) together with a payment of the deferred interest that has accrued during the Deferral Period (the "Deferred Interest"); and (iii) the accrued interest on the outstanding principal balance under this Note, each in an amount that will reduce the principal balance and Deferred Interest on the Loan over the Term. Interest shall accrue on the Deferred Interest beginning on January 1, 1998.

          c. On the day which is 120 months after Initial Disbursement, the Borrower's final payment shall consist of the remaining principal balance, remaining Deferred Interest and accrued and unpaid interest and any other amounts outstanding under the Loan Documents, and on such day this Note shall mature and all such amounts shall be due and payable thereon (the "Maturity Date").

          d. Notwithstanding Section 3.a.-c. of this Note, the Department will forgive $1,080,000 of the principal amount of the Loan ("Forgiven Principal") and the Deferred Interest attributable to the Forgiven Principal if:

               (i)  Borrower is not in default under the Loan Documents;

               (ii) Borrower is not in default under the County Loan Documents;

               (iii) Borrower invests the Borrower's Contribution in the Project by the Facility Completion Date;
               (iv) In the reasonable discretion of the Department, the requisite number of Existing Employee Positions have been filled with Permanent, Full-Time Employees from April 30, 1996 to the Employee Completion Date;

               (v) In the reasonable discretion of the Department, the Borrower hires Permanent, Full-Time Employees in the New Employee Positions by the Facility Completion Date and maintains the requisite number until the Employee Completion Date;

               (vi) Borrower installs new printing equipment at the Facility by the Facility Completion Date; and

               (vii) Borrower has completed the relocation of its headquarters to the Facility by the Facility Completion Date.

          e. Before the Department is obligated to provide the forgiveness set forth in Section 3d. above, Borrower must provide the Department at least 60 days prior written notice of the anticipated date Borrower will have satisfied the requirements of Section 3d. above and supporting documentation acceptable to the Department.

     4.   Late Payment Charge.  If any payment due hereunder is not received by
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the Department within 15 calendar days after its due date, the Borrower shall pay a late payment charge equal to five percent (5%) of the amount then due.

     5.   Application of Payments.  All payments made pursuant to this Note
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shall be applied first to late payments, charges or other sums owed to the
Department, next to accrued interest, and then to principal, or in such other order or proportion as the Department, in the Department's sole discretion, may elect from time to time.
     6.   Prepayment.  The Borrower may prepay this Note in whole or in part at
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any time or from time to time without penalty or premium.  The Department shall apply any voluntary prepayment first to accrued interest, late charges and default interest and then to principal in the inverse order of scheduled maturities.

     7.   Place of Payment.  All payments due under this Note shall be made
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during regular business hours, without notice, to the attention of MILA/MICRF
Department of Business and Economic Development, Loan Administration, 22nd Floor, Redwood Tower, 217 East Redwood Street, Baltimore, Maryland 21202, or to any other place that Department may designate in writing, and shall be made in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public or private debts. Prepayments shall be sent to the attention of the Director of the Community Financing group, Department of Business and Economic Development, 217 East Redwood Street, 22nd Floor, Baltimore, Maryland 21202, or to such other address as directed by the Department.

     8.   Acceleration.  Upon a Default, the Department, in the Department's
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sole and absolute discretion and without further notice or demand, may declare the entire unpaid principal balance of this Note plus accrued interest and all other sums due under this Note to be immediately due and payable and may exercise any and all rights and remedies available under any of the Loan Documents. Reference is made to the Loan Documents, for further and additional rights of the Department to declare the entire unpaid principal balance plus accrued interest and all other sums due under this Note to be immediately due and payable.

     9.   Confession of Judgment.  Upon a Default, the Borrower authorizes the
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clerk or any attorney of any court of record to appear for it and enter judgment by confession without prior notice or opportunity for prior hearing for the principal balance then outstanding under this Note, together with interest, court costs and an attorney's fee equal to 15% of the sum of the principal balance then outstanding and interest then due hereunder, hereby waiving and releasing, to the extent permitted by law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and extension upon levy on real estate or personal property to which the Borrower may otherwise be entitled under the laws of the United States of America or of any state or possession of the United States of America now in force or which may hereafter be passed. The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto. Such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as the Department shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant.

     10.  Expenses of Collection.  If this Note is referred to an attorney for
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collection after a Default, the Borrower shall pay all costs of collection, including an attorney's fee equal to 15% of the sum of the principal balance then outstanding and interest then due hereunder.

     11.  Subsequent Holder.  The Department may pledge, transfer, or assign
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this Note and its rights under the Loan Documents.  Any pledging, transferring or assigning of rights shall also apply to any renewals, extensions or modifications. A transferee, pledgee, or assignee shall have the same rights as the Department hereunder with respect to this Note.

     12.  Waiver of Protest.  The Borrower, and all parties to this Note,
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whether maker, endorser, or guarantor waive presentment, notice of dishonor and protest.

     13. Choice of Law; Modifications; Cumulative Rights; Extensions of Maturity. The Borrower acknowledges this Note and all other Loan Documents shall be governed by the laws of the State. No modification or amendment of this Note shall be effective unless in writing signed by the Department and the Borrower, and each such modification or amendment, if any, shall apply only with respect to the specific instance involved. No waiver of any provision of this Note shall be deemed to be made by the Department unless in writing signed by the Department. Any such waiver shall apply only with respect to the specific instance involved. By accepting partial payment of any amount due an payable under this Note, the Department shall not be deemed to waive the right either to require prompt payment when due of all other amounts due and payable under this Note or to exercise any rights and remedies available to it in order to collect all other amounts due and payable under this Note. Each right, power and remedy of the Department hereunder or under applicable law shall be cumulative and concurrent and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Department of any or all such other rights, powers, or remedies. No failure or delay by the Department to insist upon the strict performance of any one or more provisions of this Note or to exercise any right, power, or remedy consequent upon a breach thereof shall constitute a waiver thereof, or preclude the Department from exercising any such right, power or remedy.

     14.  Illegality.  In case any provision (or any part of any provision)
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contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision (or any part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.


     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned executes this Note under seal as Borrower on the above written date.


WITNESS:                           SWEETHEART CUP COMPANY INC.


                                        By:  /s/ Larry W. Ward, Jr. (SEAL)
                                             -----------------------------
                                           Lawrence W. Ward, Jr.
                                           Vice President and Chief Financial
                                            Officer

STATE OF MARYLAND, CITY/COUNTY OF                     TO WIT:

     I HEREBY CERTIFY that on this 24th day of September 1996, before me, a Notary Public in and for the State and City/County aforesaid, personally appeared Lawrence W. Ward, Jr., who acknowledged him to be the Vice President and Chief Financial Officer of Sweetheart Cup Company Inc., known or satisfactorily proven to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as its duly authorized Vice President and Chief Financial Officer.

     AS WITNESS my hand and Notarial Seal

                                   /s/ Marlene Theresa Glaeser
                                   ---------------------------
                                   Notary Public

My Commission expires:  4/27/99